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                                                                   Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-119368) of Haights Cross Communications, Inc. of our report dated November 15, 2004 relating to the balance sheets of Options Publishing, Inc. as of December 31, 2003, December 31, 2002, and December 31, 2001, and the related statements of operations, stockholders equity and cash flows for each of the years in the three-year period ended December 31, 2003, which report is included in this Current Report on Form 8-K/A of Haights Cross Communications, Inc.


/s/ Robert J. Consaga, Jr.
-----------------------------------
Robert J. Consaga, Jr., P.C.

Salem, New Hampshire
February 2, 2005